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                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                              Current Report


                           November 15, 2000
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          (Date of Report - Date of Earliest Event Reported)

                                 0-9577
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                        (Commission File Number)


                         WALLSTREET-REVIEW, INC.
             ----------------------------------------------
             (Formerly Beryllium International Corporation)

   Florida (formerly Utah)                              87-0294391
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(State or other jurisdiction of                        (IRS Employer
 incorporation or organization)                    Identification No.)

                         4701 N. Federal Highway
                              Suite 370, B-9
                     Lighthouse Point, Florida 33064
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                 (Address of Principal Executive Offices)


                              (954) 784-5044
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                     (Registrant's Telephone Number)


                    Beryllium International Corporation
                             8790 Blue Jay Lane
                            Salt Lake City, Utah
       ----------------------------------------------------------
       (Former Name, Former Address, if changed since last report)


                                March 31st
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            (Former Fiscal Year, if changed since last report)


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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

     On November 15, 2000, the Registrant completed an asset purchase transaction in which it acquired all of the assets of the privately held company, Wallstreet-Review.Net, Inc., a Florida corporation, with principal offices in Lighthouse Point, Florida. The Company acquired those assets, and essentially the business of Wallstreet-Review.Net, Inc. in exchange for restricted Common Stock representing approximately fifty-five (55%) percent of the ownership interest in the Company. The transaction was essentially a merging of the business of Wallstreet-Review.Net, Inc. with the Company and with the Company surviving as the operating entity. As an aspect of the transaction, the principal of Wallstreet-Review.Net, Inc., Mr. Matthew Dwyer, was appointed to the Company's Board of Directors and to the position of President and Chief Executive Officer. Mr. Peter Nardangeli was appointed Vice President and Chief Financial Officer. Mr. R. Dennis Ickes, Mr. Gerald M. Park and Mr. Richard D. Moody resigned as officers of the corporation and Mr. Moody resigned as a director of the Company. With the appointment of Messrs. Dwyer and Nardangeli as the Company's incoming principal officers, and with transfer and conveyance of common stock of the Company to sellers in the asset acquisition transaction, control of the Company shifted to the principals and shareholders of Wallstreet-Review.Net, Inc. and the Company began commercial operations comprised of the commercial operations of Wallstreet-Review.Net, Inc.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On or about November 15, 2000, the Registrant completed its acquisition of all of the assets of a privately held Florida company, Wallstreet-Review.Net, Inc., with principal offices in Lighthouse Point, Florida. The transaction was essentially the acquisition by the Company of the business operations of Wallstreet-Review.Net, Inc., a company engaged in offering financial consulting services to small companies seeking to become public companies through one or more combinations with primarily inactive publicly held companies, generally companies with little or no commercial operations and current in periodic reporting under the Securities Exchange Act of 1934 or otherwise. The Company has assumed those operations and now provides clients with management assistance, participating on the boards of directors of its client companies and acquiring and retaining equity ownership in each case.

The Company has divested itself of the unpatented beryllium mining claims held due to their negative value to the Company. The unpatented mining claims and the liabilities associated with them were transferred to Jean Moody and Dennis Ickes in satisfaction of unpaid loans that each of them had made to the Company. As an aspect of entering into and completing the asset acquisition transaction with Wallstreet-Review.Net, Inc., the Company ceased all mining related business activities and focused on providing financial consulting services with the assets and business acquired as an aspect of the acquisition transaction.

In addition, the Company's Board of Directors determined to reverse-split the Company's Common Stock one share of post-reverse split stock in exchange for 300 shares of pre-reverse split stock and to change the Company's trading symbol on the Over-The-Counter Market (OTC) from BERY to WALS.

While technically an assets acquisition, in which various computers and miscellaneous office equipment was transferred from Wallstreet-
Review.Net, Inc., without the assumption of any of its liabilities by the Company, the acquisition transaction was more like a reverse merger in


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which the Company abandoned its prior commercial plan as infeasible and stepped into the consulting services business of Wallstreet-Review.Net, Inc. through acquisition of its assets and business and through appointment of new management headed by the principal of Wallstreet-Review.Net, Inc., Matthew P. Dwyer.


ITEM 5.   OTHER EVENTS

     In conjunction with its acquisitions of the assets and business of Wallstreet-Review.Net, Inc., the Company divested itself of its unpatented mining claims in central Utah containing beryllium ore. The unpatented mining claims and the Company's liabilities associated with the Company's unpatented mining claims were transferred to and assumed by Ms. Jean Moody and Mr. Dennis Ickes in full satisfaction of unpaid loans that they had made to the Company. The Company determined to cease all mining related business activities and to focus its business in providing financial consulting services under the leadership of Mr. Dwyer, the principal of Wallstreet-Review.Net, Inc. The Company's Board of Directors, in overall consideration of the assets acquisition transaction, determined to reverse-split the Company's Common Stock on a one post-split share for 300 pre-split share basis to enhance the Company's ability to implement its new business strategies as a financial management consulting company and transfer its State of incorporation from Utah to Florida. With completion of the 1 for 300 reverse stock split and transfer of the state of incorporation of the Company from Utah to Florida, the Company brought the Company current in its liabilities to its Auditor, Transfer Agent and so forth and the Company's Common Stock has resumed trading on the OTC Bulletin Board ("WALS").

In connection with transfer of its unpatented mining claims to Ms. Jean Moody and to Mr. Dennis Ickes, and of new issuance of 500,000 shares each to Richard D. Moody, Gerald M. Park and R. Dennis Ickes for past services, the Company has also reserved 190,000 shares for Ms. Jean Moody and 98,000 shares reserved for Mr. Dennis Ickes as consideration for releasing their claims against the corporation. The principal amount of the outstanding unpaid loans from Mr. Ickes and from Ms. Moody, satisfied through transfer of the unpatented mining claims, totaled $288,000. Liabilities totaling slightly more than $5,000 to the Company's Auditor's and Transfer Agent were satisfied and reimbursements were made to the Company's officers and directors in the approximate amount of $15,000 for out-of-pocket expenses previously incurred on the Company's behalf.

In addition, the Company's unauthorized capital stock will be increased from 50,000,000 (pre-split shares) to 60,000,000 (pre-split shares) so that 2,500,000 (pre-split shares) and 700,000 (pre-split shares) can be reserved for potential exercise of the Company's outstanding Common Stock Purchase Warrants and to perform the terms of the Employment Agreement between the Company and its new President and Chief Executive Officer, Mr. Matthew Dwyer. In addition, the increase in authorized Common Stock will enable reservation of sufficient shares to perform promises made in Promissory Notes to the Company's Officers and Directors, Messrs. Richard
D. Moody, Gerald M. Park and R. Dennis Ickes.

Of course, all such reservations and issuances will be adjusted to reflect the 1 for 300 reverse split in the Company's Common Stock undertaken by the Company upon completion of the assets acquisition transaction and transition by the Company into its new financial services consulting business. All of the shares discussed in this Item 5. will be restricted Common Stock of the Company when issued, fully paid and non-assessable.



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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

99.1 [Asset Purchase] Agreement by and between Beryllium International Corporation and Wallstreet-Review.Net, Inc. with attached Exhibits

99.2 Employment Agreement dated October 10, 2000 by and between the Company and Matthew P. Dwyer

99.3 Employment Agreement dated November 1, 2000 by and between the Company and Peter Nardangeli

99.4 Indemnification Agreement dated October 10, 2000 by and between the Company and Dennis Ickes

99.5 Indemnification Agreement dated October 10, 2000 by and between the Company and Matthew Dwyer

99.6 Indemnification Agreement dated November 1, 2000 by and between the Company and Peter Nardangeli

99.7 Indemnification Agreement dated October 10, 2000 by and between the Company and Gerald M. Park

99.8 Indemnification Agreement dated October 10, 2000 by and between the Company and Richard D. Moody

99.9      State of Florida Certificate of Domestication

99.10     Statement of Resignation of Registered Agent

99.11     Resignation of [Beryllium] Officer - Richard D. Moody

99.12     Resignation of  [Beryllium] Officer - Gerald M. Park

99.13     Resignation of [Beryllium] Officer - R. Dennis Ickes

99.14     Resignation of [Beryllium] Director - Richard D. Moody

99.15 Stock Option Agreement dated October 10, 2000 by and between Beryllium International Corporation and Jean Moody

99.16 Stock Option Agreement dated October 10, 2000 by and between Beryllium International Corporation and R. Dennis Ickes


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ITEM 8.     CHANGE IN FISCAL YEAR

On November 15, 2000, the Company's Board of Directors at the instance of its new management determined to change the Company's fiscal year from March 31st to a calendar basis, December 31st. The report covering the transition period will be its Annual Report on Form 10-K to be filed on or about March 15, 2001.

The Company may be contacted on any matter on any matter or item reflected in this Current Report on Form 8-K through contact by telephone, facsimile or e-mail to its Chief Executive Officer, Matthew
P. Dwyer, at: 954-784-5044; Facsimile: 954-784-1058; or e-mail:
matt@wallstreet-review.net. Interested persons may also visit the Company's website: www.wallstreet-review.net


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                            SIGNATURES
                            ----------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WALLSTREET-REVIEW, INC.
                              (Formerly Beryllium International
                              Corporation)



Dated: November 20, 2000      BY:_____/s/Matthew P. Dwyer___________
                                 Matthew P. Dwyer, President




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